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                                                                      EXHIBIT 16



                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]



June 7, 1996


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Hi-Shear Technology Corporation dated June 7, 1996.

Yours truly,




/s/ DELOITTE & TOUCHE LLP